Exhibit 10.1

PURCHASE AGREEMENT

by and among

carlos padilla

and

isabel jarrin

(as Purchasers)

and

ONECLICK INTERNATIONAL, LLC

and

ONECLICK LICENSE, LLC

(as Sellers)

of All of Their Membership interests

in

VERABLUE CARIBBEAN GROUP, SRL

(as Acquired Company)

April 6, 2020

Page

Article I DEFINITIONS	1
1.1	Definitions. 1
1.2	Certain Interpretive Matters.5
Article II PURCHASE AND SALE	5
2.1	Purchase and Sale.5
Article III PURCHASE PRICE	6
3.1	Purchase Price..6
Article IV CLOSING AND CLOSING DELIVERIES	6
4.1	The Closing..6
4.2	Deliveries of Sellers.6
4.3	Deliveries by Purchasers.6
Article V REPRESENTATIONS AND WARRANTIES OF SELLERs	7
5.1	Organization, Qualification and Authority.7
5.2	Non-Contravention; Consents..7
5.3	Governmental Authorization..7
5.4	Capitalization..7
5.5	Finder’s Fee..7
5.6	No Other Representations and Warranties. 8
Article VI REPRESENTATIONS, WARRANTIES and covenants OF PURCHASERs	8
6.1	Existence and Power. 8
6.2	Authorization; Enforceability.8
6.3	Non-Contravention. 8
6.4	Finders’ Fees..9
6.5	Standing and Financial Wherewithal.9
6.6	Governmental Consents and Filings..9
6.7	Corporate Filings..9
6.8	Indebtedness of Acquired Company.9

Article VII CERTAIN COVENANTS, REPRESENTATIONS AND AGREEMENTS	9
7.1	Certain Tax Matters.9
7.2	Access and Information.10

i

(continued)

Page

7.3	Consents.11
Article VIII SURVIVAL; INDEMNIFICATION	11
8.1	Survival.11
8.2	Indemnification.11
8.3	Procedures.12
8.4	Payment of Indemnification Payments.14
8.6	Exclusive Remedy..14
Article IX MISCELLANEOUS	14
9.1	Notices.14
9.2	Amendments and Waivers.15
9.3	Expenses.15
9.4	Successors and Assigns.15
9.5	No Third-Party Beneficiaries.15
9.6	Governing Law. .15
9.7	Jurisdiction; Waiver of Jury Trial.16
9.8	Counterparts.16
9.9	Table of Contents; Headings..16
9.10	Entire Agreement. .16
9.11	Releases..17

ii

(continued)

SCHEDULE LIST

Schedules

Schedule I: Payment Terms

Schedule II: Inter-Company Liabilities

iii

PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated April 6, 2020 (the “Effective Date”), is made by and among Carlos Padilla (DL# P340-107-86-410-0) and Isabel Jarrin (DL# J651-411-69-868-0), both United States Citizens residing at 17405 NW 75th Place, #210, Miami, Florida 33015 (the “Purchasers”), and OneClick International, LLC (“OCI”) and OneClick License, LLC (“OCL”), both Florida limited liability companies (collectively, the “Members” or “Sellers”), and Verablue Caribbean Group, SRL, a Dominican Republic company, RNC 131530062 (the “Acquired Company”), as to Section 9.11 only. Each of the Purchasers, Sellers and Acquired Company are referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Sellers hold, in the aggregate, 100% of the 1,000 membership interests (the “Membership Interest”) of the Acquired Company with OCI holding 999 membership interests and OCL holding 1 membership interest; and

WHEREAS, Sellers desire to sell, and Purchasers desire to purchase, the Membership Interest of the Acquired Company and the OneClick Trademark (as defined below) on the terms and conditions contained herein, with Carlos Padilla purchasing 999 membership interests and Isabel Jarrin purchasing 1 membership interest.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Article I
DEFINITIONS

1.1Definitions.  In addition to the terms defined elsewhere herein, the terms below are defined as follows:

“Accounting Standards” means U.S. generally accepted accounting principles, consistently applied.

“Acquired Company” has the meaning set forth in the Recitals.

“Affiliate” means, with respect to any Person (as defined herein), any other Person directly or indirectly controlling, controlled by or under common control with the first Person and, if such first Person is an individual, any member of the immediate family (that is parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such individual’s immediate family and any Person who is controlled by any such member or trust.  For the purposes of this Agreement, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to (a) vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Purchase Agreement, as the same may be amended from time to time in accordance with the terms hereof.

“Ancillary Agreements” means all other agreements entered into by Purchaser, Acquired Company and/or Seller in connection with the consummation of the Contemplated Transactions.

“Business Day” means a day that is not a Saturday, Sunday or a day on which commercial banking institutions located in New York, New York are authorized or required to close.

“Contemplated Transactions” means the following transactions contemplated by this Agreement and the Ancillary Agreements:

(a)the sale of the Membership Interest by Sellers to Purchasers;

(b)the sale and assignment of the OneClick Trademark by OCI to Purchasers;

(c)the execution, delivery and performance of any Ancillary Agreements by the Parties thereto; and

(d)the performance by the Parties of their respective covenants and obligations under this Agreement and the Ancillary Agreements.

“Damages” has the meaning set forth in Section 8.2(a).

“Direct Claim” has the meaning set forth in Section 8.3(c).

“Governmental Authority” means any federal, state or local (whether domestic or foreign) governmental or regulatory agency, authority, bureau, commission, department, official or similar body or instrumentality thereof, or any governmental court, arbitral tribunal or other body administering alternative dispute resolution.

“Indebtedness” means with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, including all principal, interest, premiums, fees, expenses, overdrafts and penalties with respect thereto, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of the property or services, except trade payables incurred in the Ordinary Course of Business, (d) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (e) all capitalized lease obligations, (f) all other obligations of a Person which would be required to be shown as indebtedness on a balance sheet of such Person prepared in accordance with the applicable Accounting Standards, and (g) all indebtedness of any other Person of the type referred to in clauses (a) to (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Indemnified Party” has the meaning set forth in Section 8.3(a).

“Indemnifying Party” has the meaning set forth in Section 8.3(a).

“Law” means any applicable federal, state or local (whether domestic or foreign) statute, law (including common law), constitution, convention, rule, regulation, ordinance, code (including the Code), Permit, Order, license, treaty, injunction, judgment, equitable principle, executive order or other similar authority enacted, adopted, promulgated or applied by any Governmental Authority.

“Liability” or “Liabilities” means any Indebtedness, obligation, duty or liability of any nature (including any unknown, undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, vested, disputed, executory, undeterminable, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liability), if and to the extent such Indebtedness, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with past practices or the Accounting Standards.

“Lien” means any lien, mortgage, deed of trust, pledge, hypothecation, security interest, occupancy right, claim or encumbrance of any kind, other than Permitted Liens.

“Material Adverse Effect” means a material adverse effect on the business, assets, Liabilities, condition (financial or otherwise), results of operations or prospects of the Acquired Company, taken as a whole, provided, however, that a Material Adverse Effect shall not include (a) changes in the United States or world financial markets or general business or economic conditions except to the extent the Acquired Company is disproportionately impacted as compared to other businesses in their industry, (b) effects arising from war or terrorism or (c) effects arising from biological pandemic or epidemic.

“Membership Interest” has the meaning set forth in the Recitals.

“OneClick Trademark” means the OneClick trademark owned by OCI, File E/2017-9921, registered in the Dominican Republic, and all other trademarks owned by OCI in all other countries and jurisdictions with the exception of the United States and Canada.

“Order” means any judgment, order, injunction, judicial or administrative order, stipulation, award or decree granted, made, issued or otherwise promulgated by any Governmental Authority.

“Ordinary Course of Business” means the ordinary course of business of the Acquired Company, consistent with such Acquired Company’s past practices and customs.

“Organizational Documents” means (a) the bylaws and the articles or certificate of incorporation or certificate of formation of a corporation, (b) any charter or similar document and adopted or filed in connection with the creation, formation or organization of a Person, and any operating agreement or similar agreement of a Person, and (c) any amendment of any of the foregoing.

“Party” and “Parties” have the meanings set forth in the introductory paragraph hereto.

“Permitted Liens” means (a) any statutory lien for Taxes (i) not yet due and payable or (ii) the validity or amount of which is being contested in good faith by appropriate proceedings; (b) any mechanics’, carriers’, workers’, repairers’ or other similar lien arising or incurred in the Ordinary Course of Business relating to obligations as to which there is no default on the part of the Acquired Company or the Seller or the validity or amount of which is being contested in good faith by appropriate proceedings; or (c) any pledge, deposit or other lien securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization or Governmental Authority.

“Pre-Closing Tax Period” means any Tax period (or portion thereof) that ends before the Effective Date.

“Pre-Closing Tax Returns” has the meaning set forth in Section 7.1(d).

“Property Tax” has the meaning set forth in Section 7.1(c)(ii).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the Preamble hereto.

“Released Person” has the meaning set forth in Section 9.12.

“Releasing Person” has the meaning set forth in Section 9.12.

“Sellers” has the meaning set forth in the first paragraph of this Agreement.

“Sellers Indemnified Parties” has the meaning set forth in Section 8.2(b).

“Straddle Period” has the meaning set forth in Section 7.1(c)(i).

“Survival Date” has the meaning set forth in Section 8.1(a).

“Tax” means all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, intangibles, alternative or add on minimum, capital, capital gains, customs duties, escheat, unclaimed property, environmental, goods and services, Permit, occupation, premium, privilege, severance, social, value added, windfall profits taxes, withholding, fees or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding) imposed by any Taxing Authority, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority with respect thereto.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of any Tax, whether domestic or foreign (i.e., outside the U.S.).

“Third-Party Claim” means any claim, demand, action, suit or proceeding, made or brought by any Person who or which is not a party to this Agreement or who or which is not an Affiliate of any Party.

“Transfer” has the meaning set forth in Section 2.1.

“Transfer Taxes” has the meaning set forth in Section 7.1(b).

1.2Certain Interpretive Matters.

(a)When a reference is made in this Agreement to an Article, Section, subsection, paragraph, clause, Exhibit or Schedule, such reference will be to an Article, Section, subsection, paragraph or clause of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement have the defined meanings when used in any Ancillary Agreement made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  All references to “$” or “dollar” amounts will be to lawful currency of the United States of America and for purposes of all such references, all foreign currency shall be converted to dollar amounts in accordance with the applicable Accounting Standards.  References to a Person are also to its permitted successors and assigns.  Each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with the Accounting Standards.  To the extent the term “day” or “days” is used, it will mean calendar days unless referred to as a “Business Day.” The word “or” will have the inclusive meaning represented by the phrase “and/or.”

(b)The disclosures in the Schedules to this Agreement relate to the representations and warranties in the Section or subsection of this Agreement to which they expressly relate provided, however, that any information disclosed in the Schedules under any section number shall be deemed to be disclosed and incorporated in any other section of the Agreement where the applicability of such disclosure would be reasonably apparent from a plain reading of the disclosure. Inclusion of any item in the Schedules: (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item.  In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules to this Agreement, the statements in the Schedules will control.

(c)No provision of this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

Article II
PURCHASE AND SALE

2.1Purchase and Sale.  On the terms and subject to the conditions hereinafter set forth, on the Effective Date, Sellers shall sell, assign, transfer, convey and deliver (“Transfer”) free and clear of all Liens to Purchasers, and Purchasers shall purchase and acquire from Sellers, all right, title and interest of Sellers in the Membership Interest of the Acquired Company and the OneClick Trademark.

Article III
PURCHASE PRICE

3.1Purchase Price.  On the Effective Date, in consideration of the Transfer by Sellers to Purchasers of the Membership Interest of the Acquired Company and the OneClick Trademark, Purchasers shall pay the aggregate amount of One Hundred and Fifty Thousand United States Dollars (U.S.$150,000) (the “Purchase Price”) in accordance with the payment terms as set forth in Schedule I hereto (together, the “Payment Terms”).

Article IV
CLOSING AND CLOSING DELIVERIES

4.1The Closing.  The closing of the Contemplated Transactions shall take place on the Effective Date herein at such time and location, including by electronic transmission, as the Parties may agree.

4.2Deliveries of Sellers.  On the Effective Date, Sellers shall have delivered or caused to be delivered to Purchaser:

(a)such instruments of assignment, assumption and Transfer as are reasonably necessary or desirable consistent with the form and substance of documentation that is customarily delivered in transactions of this kind to Transfer the Membership Interest, duly executed by Sellers;

(b)a trademark assignment for the OneClick Trademark, in form and substance customarily delivered in transactions of this kind to Transfer the OneClick Trademark, duly executed by OneClick International;

(c)wire transfer instructions specifying the accounts to which Sellers desire that Purchasers wire the Purchase Price;

(d)transfer of ownership of all websites, social media pages and marketing materials used by the Acquired Company in the Dominican Republic;

(e)transfer to Purchasers of all open inter-company liabilities owed by the Acquired Company to Sellers or related entities on the Effective Date set forth in Schedule II.

4.3Deliveries by Purchaser.  At the Effective Date, Purchasers shall deliver or cause to be delivered to the Sellers:

(a)the Payment Terms, duly executed by Purchaser; and

(b)such other documents and instruments as may be reasonably required by Sellers to consummate the Contemplated Transactions and the Ancillary Agreements and to comply with the terms hereof and thereof.

Article V
REPRESENTATIONS AND WARRANTIES OF SELLERs

Sellers, severally and not jointly, each represent and warrant, with respect to themselves only, to Purchasers as of the Effective Date as follows:

5.1Organization, Qualification and Authority.  The Acquired Company is an SRL duly formed, validly existing and in good standing under the laws of the Dominican Republic. The execution, delivery and performance by Sellers of this Agreement and by Sellers and the Acquired Company of the Ancillary Agreements to which Sellers and/or the Acquired Company are a party are within Sellers’ or Acquired Company’s, as applicable, authority and capacity, and have been duly authorized by all necessary actions, and no other action on the part of Sellers or such Acquired Company, as applicable, is necessary to authorize this Agreement or any of the Ancillary Agreements to which Sellers or such Acquired Company, as applicable, are a party.

5.2Non-Contravention; Consents.  The execution, delivery and performance by the Sellers of this Agreement and each of the Ancillary Agreements to which they are a party and the consummation by the Sellers of the transactions contemplated hereby and thereby do not and will not (i) conflict with the certificate of formation, operating agreement or other constitutive or governing document of the Sellers, (ii) violate any Law, Order or other restriction of any governmental entity to which the Sellers may be subject, or (iii) conflict with, result in a breach of or constitute a default, result in the acceleration or loss of any right or obligation, create in any party the right to accelerate, terminate, modify or cancel, require any notice or consent, or result in the creation of any Lien under, any Contract or Permit to which the Acquired Company is a party, by which the Acquired Company is bound or to which any of the Acquired Company’s assets are subject.

5.3Governmental Authorization.  Neither the execution, delivery and performance by the Sellers of this Agreement and any Ancillary Agreement to which Sellers are a party, nor the consummation and performance of the Contemplated Transactions, requires consent, approval, order, authorization or action by or in respect of, or filing with, any Governmental Authority, other than those which have been made or may be made after the Effective Date and which will be timely made thereafter.

5.4Capitalization.  Sellers have good and marketable title to, and sole record and beneficial ownership of, the Membership Interest of the Acquired Company, and will be free and clear of any and all Liens following the Effective Time, other than Liens created or imposed by the Purchaser.  The Membership Interest constitutes all of the membership interests of the Acquired Company. There are no outstanding options, warrants, purchase rights, subscription rights exchange rights or other rights (including conversion of debt and equity securities, or preemptive rights and rights of first refusal), convertible securities or any other Membership Interest or equity rights of the Acquired Company, proxy or stockholder agreements, commitments or agreements of any kind for the purchase or acquisition from the Acquired Company or the Sellers of any equity rights, or any outstanding obligations or agreements of the Acquired Company to redeem, repurchase, or otherwise acquire any of the Membership Interest of the Acquired Company.

5.5Finder’s Fee.  No agent, broker, finder, investment banker, financial advisor or other Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement.

5.6No Other Representations and Warranties.  Except for the representations and warranties contained in this Article V, neither Sellers nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Sellers, including any representation or warranty as to the accuracy or completeness of any information regarding the Membership Interest of the Acquired Company or the OneClick Trademark, otherwise made available to the Purchaser and its representatives, or as to the future revenue, profitability or success of the Acquired Company, or any representation or warranty arising from statute or otherwise in law.

Article VI
REPRESENTATIONS, WARRANTIES and covenants OF PURCHASERS

Purchasers represent and warrant to each of the Sellers as of the Effective Date as follows:

6.1Residency.  Purchasers are individual residents of the State of Florida.

6.2Authorization; Enforceability.  The execution, delivery and performance by Purchasers of this Agreement and each of the Ancillary Agreements to which they are a party are within Purchasers’ authority and capacity, and have been duly authorized by all necessary actions, and no other action on the part of Purchasers is necessary to authorize this Agreement or any of the Ancillary Agreements to which Purchasers are a party.  This Agreement and each of the Ancillary Agreements to which Purchasers are a party have been duly executed and delivered by Purchasers.  Assuming the due execution and delivery by Sellers of this Agreement and each of the Ancillary Agreements to which Purchasers are a party, this Agreement and each such Ancillary Agreement constitute valid and binding agreements of Purchasers, enforceable against Purchasers, jointly and severally, in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

6.3Non-Contravention.  The execution, delivery and performance by Purchasers of this Agreement and each Ancillary Agreement to which Purchasers are a party do not, nor the consummation and performance of the Contemplated Transactions by Purchasers will, directly or indirectly (with or without notice or lapse of time or both) (a)  violate any applicable Law or Order, (b) require any filing with or the consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any permits of Purchasers or any licenses to which Purchasers are a party), or (c) result in a violation of or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any material right or obligation of Purchasers or to a loss of any material benefit to which Purchasers are entitled under any contract, agreement or other instrument binding upon Purchasers or any license, franchise, permit or other similar authorization held by Purchasers.

6.4Finders’ Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Purchasers who might be entitled to any fee or other commission in connection with the Contemplated Transactions or any of the Ancillary Agreements.

6.5Standing and Financial Wherewithal.  The Purchasers are capable of performing all of their agreements and obligations hereunder in accordance with the terms hereof.  The Purchasers possesses business experience and acumen so as to meet their financial obligations hereunder, and shall possess the financial net worth and amount of liquid assets to continue to operate the Acquired Company in accordance with its high operating and reputational standards.

6.6Governmental Consents and Filings.  No consent, approval or authorization of, or registration, qualification or filing with, any Governmental Agency is required for the execution and delivery of this Agreement by the Purchasers or the consummation by the Purchasers of the transactions contemplated hereby.

6.7Corporate Filings.  Promptly following the Effective Date, Purchasers shall make all appropriate filings with the Dominican Republic Government updating information regarding the officers and directors of the Acquired Company, and shall make all other necessary filings reflecting changes in ownership.

6.8Indebtedness of Acquired Company.  Purchasers acknowledge and agree that Purchasers have conducted their financial and business due diligence of the Acquired Company, for which Purchasers have received the full cooperation of Sellers and the Acquired Company, and Purchasers hereby waive any claims against Sellers based on or related to Purchasers’ knowledge, or lack thereof, of the existence, conditions or amounts of any Indebtedness of the Acquired Company or its Affiliates as of the Effective Date.

Article VII
CERTAIN COVENANTS, REPRESENTATIONS AND AGREEMENTS

7.1Certain Tax and Audit Matters.

(a)Purchasers and Sellers shall, and shall cause each of their Affiliates to, cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes or Audits of the Acquired Company.  Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller shall, and shall cause each of their Affiliates to, retain all Tax Returns and Audit related documents, schedules and work papers, records and other documents in its possession relating to Tax and Audit matters of or with respect to the Acquired Company for all Tax periods beginning before the Effective Date until the expiration of the statute of limitations of the Tax periods to which such Tax Returns and other documents relate (and, to the extent notified by Purchasers, any extensions thereof). Sellers shall give prompt written notice to Purchasers if Sellers or any Affiliate of Sellers receives any communication or notice with respect to any audit, review, examination, assessment, investigation, or administrative or judicial proceeding relating to the Taxes of or attributable to the Acquired Company that, if pursued successfully, could result in or give rise to, or could reasonably be expected to result in or give rise to, Liability of the Acquired Company, Purchasers, or any of their Affiliates for Taxes.

(b)All transfer, documentary, sales, use, stamp, registration and other such Taxes (excluding income Taxes of the Acquired Company and Sellers) and fees (including any penalties and interest) incurred in connection with the Contemplated Transactions (“Transfer Taxes”) shall be paid by the Purchasers, and Purchasers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all Transfer Taxes, and, if required by applicable Law, the Acquired Company will join in the execution of any such Tax Returns and other documentation.

7.2Access and Information.

(a)From and after the Effective Date, until the fifth (5th) anniversary of the Effective Date, the Acquired Company will give the Sellers reasonable access to such documentation and information and reasonable access to, and cause the cooperation of, employees of the Acquired Company which the Sellers may reasonably require (i) to prepare and file Tax Returns and to respond to any issues which may arise with respect to Taxes or Audits for which Sellers are responsible and (ii) to defend any claim which Sellers are required to defend pursuant to this Agreement or in connection with the operation of the Acquired Company prior to the Effective Date.

(b)From and after the Effective Date, Sellers will give the Acquired Company’s and/or Purchasers’ representatives, subject to executing customary confidentiality and non-disclosure agreements in form acceptable to Sellers, reasonable access to such documentation and information and reasonable access to, and cause the cooperation of, employees and representatives of Sellers which Purchasers or the Acquired Company may reasonably require to (i) prepare and file Tax Returns or Audit requirements and respond to any issues which may arise with respect to Taxes or Audits for which Purchaser is responsible to the extent relating to the Membership Interest of the Acquired Company or the Acquired Company, or (ii) defend any claim which Purchasers are required to defend pursuant to this Agreement or in connection with the operation of the Acquired Company after the Effective Date.

(c)Information which is obtained by any Party pursuant to this Section 7.3(a) and Section 7.3(b) will be kept confidential by such Party; provided, however, that in the event the Party or any of its representatives is requested or required pursuant to applicable Law by any Governmental Authority to disclose any such information, the Party may do so after providing the other Party with notice of the request or requirement so that the other Party may attempt, at its own expense, to obtain a protective order.  Each Party will use reasonable efforts to limit access to such information on a “need to know” basis.  No Party may use information obtained from any other Party pursuant to this subsection to compete with the other Party.

7.3Consents.

The Parties shall use their commercially reasonable efforts to cooperate with each other to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable the Parties to effect the Contemplated Transactions and to conduct the business of the Acquired Company by Purchasers in compliance with applicable Laws, and each of the Parties shall otherwise use its commercially reasonable efforts to cause the consummation of the Contemplated Transactions in accordance with the terms and conditions hereof and to cause all conditions contained in this Agreement over which each of them respectively has control to be satisfied (but in no event shall any Seller be required to pay any amounts in connection therewith).

Article VIII
SURVIVAL; INDEMNIFICATION

8.1Survival.

(a)The representations and warranties of the Parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith will survive until thirty (30) days following the Effective Date. Notwithstanding the immediately preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement will survive the time at which it would otherwise terminate pursuant to the immediately preceding sentence if written notice specifically setting forth in reasonable detail the inaccuracy or breach thereof giving rise to such indemnity shall have been given to the Party against whom such indemnity may be sought prior to the applicable Survival Date; provided, however, that the applicable representation or warranty will survive only with respect to the particular inaccuracy or breach specified in such written notice.

(b)Sellers shall not be liable for any losses arising out of matters within the actual knowledge of the Purchasers, their representatives or Affiliates and each of their respective officers, directors or shareholders on the Effective Date, regardless of whether such information or knowledge are the results of pre-existing knowledge, due diligence or investigation and such knowledge shall modify and limit (i) any representation or warranty of Sellers contained in this Agreement or the Ancillary Agreements breached by such information or knowledge of Purchasers, and (ii) Purchasers shall have no right to rely upon such representations and warranties of Sellers.

8.2Indemnification.  Subject to the limitations hereinafter set forth:

(a)Subject to the limitations set forth herein and Section 8.4 below, Sellers will indemnify, defend and hold harmless Purchasers and their successors (collectively, the “Purchasers Indemnified Parties”) from and against any and all claims, allegations, complaints, petitions, demands, suits, actions, proceedings, assessments, adjustments, judgments, Liabilities, damages, fines, and losses, including but not limited to special, consequential, and/or punitive damages (but only to the extent that any such special, consequential and/or punitive damages are asserted in a Third-Party Claim) and all reasonable costs, fees, expenses, expenses of attorneys, accountants, consultants, expert witnesses and other witnesses) incurred in respect of Third-Party Claims or claims between the Parties (collectively, “Damages”), incurred or suffered as a result of or arising out of (i) any breach of warranty or inaccurate or erroneous representation made by Sellers in this Agreement, or (ii) any breach of a covenant, or failure to perform or observe any duty, made or to be performed by Sellers pursuant to this Agreement.

(b)Purchasers will indemnify, defend and hold harmless Sellers and each of their respective officers, directors, managers, employees, Affiliates, stockholders, members, partners, representatives and agents, and the successors to the foregoing (and their respective officers, directors, managers, employees, Affiliates, stockholders, members, partners, representatives and agents) (collectively, the “Sellers Indemnified Parties”) from and against Damages incurred or suffered as a result of or arising out of (i) any breach of warranty or inaccurate or erroneous representation made by Purchaser in this Agreement, (ii) any breach of a covenant, or failure to perform or observe any duty, made or to be performed by Purchasers pursuant to this Agreement, (iii) the operation of the Acquired Company on or after the Effective Date, except if such Damages were caused, directly or indirectly, by a breach of Sellers’ representations or covenants herein, or (iv) any claim, liability or obligation to any employee of the Acquired Company in connection with his or her employment or termination of employment on or after the Effective Date by the Purchasers, except that Sellers may assert such claim if and only to the extent that the existence of such claim, liability or obligation to such employee is not also a breach of warranty or a breach of a covenant made by Sellers set forth in this Purchase Agreement.  Sellers hereby agree that Sellers shall not make any claim for indemnification against Purchasers or the Acquired Company by reason of the fact that Purchasers were directors, officers, employees, or agents of the Acquired Company prior to the Effective Date (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any Law, charter document, bylaw, agreement, or otherwise).

8.3Procedures.

(a)If any Purchaser Indemnified Party or Seller Indemnified Party (an “Indemnified Party”) receives notice of the assertion or commencement of any Third-Party Claim against such Indemnified Party with respect to which the Person against whom or which such indemnification is being sought (an “Indemnifying Party”) is obligated to provide indemnification under this Agreement, the Indemnified Party will give such Indemnifying Party prompt written notice thereof, but in any event not later than ten (10) days after receipt of such written notice of such Third-Party Claim.  Such notice by the Indemnified Party will describe the Third-Party Claim in reasonable detail, will include copies of all available material written evidence of the demand or claim thereof and will indicate the estimated amount, if reasonably estimable, of the Damages that have been or may be sustained by the Indemnified Party.  The Indemnified Party will have the right to control the defense of any Third-Party Claim by such Indemnified Party’s own counsel, and the Indemnifying Party will cooperate in good faith in such defense.

(b)Any claim by an Indemnified Party on account of Damages which does not result from a Third-Party Claim (a “Direct Claim”) will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than twenty (20) days after the Indemnified Party becomes aware of such Direct Claim.  Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of Damages that has been or may be sustained by the Indemnified Party.  The Indemnifying Party will have a period of twenty (20) Business Days within which to respond in writing to such Direct Claim.  If the Indemnifying Party does not so respond within such twenty (20) day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(c)A failure to give timely notice or to include any specified information in any notice as provided in Section 8.3(a) or (b) will not affect the rights or obligations of any Party hereunder, except and only to the extent that, as a result of such failure, any Party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially prejudiced as a result of such failure.

8.4Limitation on Damages.  In no event shall the Sellers Indemnified Parties have liability pursuant to this Article VIII in excess of an aggregate amount of $150,000.

8.5Payment of Indemnification Payments.  All indemnifiable Damages of any Indemnified Party under this Agreement will be paid in cash in immediately available funds.  Purchasers and Sellers agree that any amount of indemnifiable Damages that is not in dispute, or with respect to which the dispute is resolved, shall be paid promptly upon notice of such indemnifiable Damages or upon resolution of such dispute, as applicable.

8.6Exclusive Remedy.  The indemnities provided for in this Article VIII shall be the sole and exclusive remedy of the Parties after the Effective Date with respect to, arising out of, or resulting from this Agreement (including for any inaccuracy of any representation or warranty or any failure or breach of any covenant, obligation, condition or agreement contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith), and each Party hereby waives its right to seek any other remedy therefor, whether at law, in equity or otherwise, including any common law claims for breach of contract, contribution or indemnification; provided, however, that the foregoing shall not limit the rights of any Party to seek any equitable remedy available to enforce the rights of such Party under this Agreement, including specific performance, or (ii) limit the right of a Party to seek any available remedy for fraud or willful misconduct.  Each Party covenants and agrees that following the Effective Date it shall not seek or assert any other remedy hereunder, other than any equitable remedy available to enforce the rights of such Party under this Agreement and the right of such Party to seek any available remedy for fraud or willful misconduct.

Article IX
MISCELLANEOUS

9.1Notices.  All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or one (1) Business Day after having been dispatched by a nationally recognized overnight courier service to the appropriate Party at the address specified below:

(a)If to Purchaser to:

Carlos Padilla

17405 NW 75PL #210

Miami, FL 33015

(b)If to Sellers, to:

OneClick International LLC

2001 NW 84th Ave
Miami, FL 33122

Attention:  Chief Executive Officer

or to such other address or addresses as any such Party may from time to time designate as to itself by like notice.

9.2Amendments and Waivers.

(a)Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(b)No failure or delay by any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

9.3Expenses.  Except as otherwise specifically provided in this Agreement, Seller and the Acquired Company, on the one hand, and Purchaser, on the other hand, have paid or will pay their respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Ancillary Agreements, including the fees of any broker, finder, financial advisor, investment banker, legal advisor, accountant or similar person engaged by such Party.

9.4Successors and Assigns.  The provisions of this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns.  No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including any transfer by way of merger or operation of law) without the consent of each other Party.

9.5No Third-Party Beneficiaries.  Except as provided in Article VIII or Section 9.4, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns, and nothing herein expressed or implied will give or be construed to give to any Person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder.

9.6Governing Law.  This Agreement will be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the Laws that might otherwise govern under principles of conflict of laws thereof.

9.7Jurisdiction; Waiver of Jury Trial.

(a)Any suit, action or proceeding seeking to enforce any provision of, or based on any dispute or matter arising out of or in connection with, this Agreement or the Contemplated Transactions must be brought in the state or federal courts located in Miami-Dade County in the State of Florida.  Each of the Parties (i) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (ii) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, and (iii) will not bring any action relating to this Agreement or the Contemplated Transactions in any other court.  Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each Party agrees that service of process on such Party made as a Notice in compliance with Section 9.01 will be deemed effective service of process on such Party.

(b)EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR THE CONTEMPLATED TRANSACTIONS.  EACH PARTY ACKNOWLEDGES AND AGREES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE ANCILLARY AGREEMENTS AND ANY OTHER AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7(b).

9.8Counterparts.  This Agreement may be executed and delivered (including by facsimile or Portable Document Format (pdf) transmission) in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.  Facsimile or pdf transmission of any signed original document or retransmission of any signed facsimile or pdf transmission will be deemed the same as delivery of an original.  At the request of any Party, the other Party will confirm facsimile or pdf transmission by signing a duplicate original document.

9.9Table of Contents; Headings.  The table of contents and headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

9.10Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto) and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter of this Agreement.  This Agreement (including the Schedules and Exhibits hereto) and the Ancillary Agreements supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

9.11Releases.  As of the Effective Date, the Purchasers and the Acquired Company, each on their own behalf and on behalf of their own officers, directors, managers, employees, stockholders, members, partners, representatives, agents, spouses, heirs and executors, as applicable (each, a “Purchaser Releasing Person”) hereby releases and forever discharges Sellers, their Affiliates, and   their respective officers, directors, managers, employees, stockholders, members, partners, representatives and agents (each, a “Seller Released Person”) from all debts, demands, causes of action, suits, covenants, torts, damages and any and all claims, defenses, offsets, judgments, demands and Liabilities whatsoever, of every name and nature, both at law and in equity, known or unknown, suspected or unsuspected, accrued or unaccrued, which have been or could have been asserted against any Seller Released Person, which any Purchaser Releasing Person has or ever had, which arise out of or in any way relate to events, circumstances or actions occurring, existing or taken prior to or as of the Effective Date; provided, however, that the Parties acknowledge and agree that this Section 9.11 does not apply to and shall not constitute a release of (i) any rights or obligations arising under this Agreement or any other agreement executed in connection with the Contemplated Transactions or (ii) accrued and unpaid salary and unreimbursed expenses of any Purchaser Releasing Person that is an employee of the Acquired Company. Each Purchaser Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any action, suit, proceeding or claim, or commencing, instituting, or causing to be commenced, any action, suit, proceeding or claim, of any kind against any Seller Released Person, based upon any matter purported to be released hereby.

The Parties have caused this Purchase Agreement to be duly executed as of the day and year first above written.

PURCHASERS:

/s/ Carlos Padilla

Carlos Padilla

/s/ Isabel Jarrin

Isabel Jarrin

SELLERS:

ONECLICK INTERNATIONAL, LLC.

a Florida limited liability company

By: /s/ Reinier Voigt

Name:Reinier Voigt

Title: CEO

ONECLICK LICENSE, LLC

a Florida limited liability company

By: /s/ Reinier Voigt

Name:Reinier Voigt

Title: CEO

ACQUIRED COMPANY:

Verablue Caribbean Group, SRL

a Dominican Republic company

By: /s/ Reinier Voigt

Name:  Reinier Voigt

Title: Manager

Schedule I – Payment Terms

The $150,000 Purchase Price shall be paid by Purchasers to Sellers in two components as follows:

1.

Release of Severance Obligation – On February 24, 2020, Cool Holdings, Inc. (“Parent”), the parent company of Seller, provided Carlos Padilla with a Retention and Severance Plan that committed Parent to provide Mr. Padilla with 6 months of severance compensation valued at $50,000 if he remained an employee until May 31, 2020.  Mr. Padilla agrees to release Parent from its obligations under the Retention and Severance Plan and execute an appropriate release document.

2.

Promissory Note – Purchasers will provide Sellers with a 6% promissory installment note in the principal amount of $100,000 payable to Cool Holdings, Inc. in 6 equal monthly installments according to the amortization schedule below.  Payments will commence 60 days after the stores are allowed to reopen by the Dominican Republic and local governments, given the COVID-19 pandemic, but no later than 6 months from the Effective Date.  Purchasers will provide Sellers with weekly updates on the status of the store openings.

			Interest Rate	6.00%

		Applied to		Principal
	Payment	Interest	Principal	Balance
				$100,000.00
1	$16,959.55	$500.00	$16,459.55	83,540.45
2	16,959.55	417.70	16,541.85	66,998.60
3	16,959.55	334.99	16,624.56	50,374.05
4	16,959.55	251.87	16,707.68	33,666.37
5	16,959.55	168.33	16,791.22	16,875.15
6	16,959.55	84.40	16,875.15	0.00
	$101,757.30	$1,757.30	$100,000.00

Schedule II – Intercompany Liabilities

OneClick International LLC
A/R Aging Detail
As of March 8, 2020

Date	Transaction Type	Num	Customer	Due Date	Amount	Open Balance
11/02/2018	Invoice	1487	Verablue Caribbean Group, SRL	12/02/2018	17,270.14	10,029.35
11/02/2018	Invoice	1488	Verablue Caribbean Group, SRL	12/02/2018	55,685.66	55,685.66
11/09/2018	Invoice	1491	Verablue Caribbean Group, SRL	12/09/2018	12,818.00	12,818.00
11/09/2018	Invoice	1492	Verablue Caribbean Group, SRL	12/09/2018	93,321.61	93,321.61
11/16/2018	Invoice	1500	Verablue Caribbean Group, SRL	12/16/2018	15,490.60	15,490.60
11/16/2018	Invoice	1499	Verablue Caribbean Group, SRL	12/16/2018	39,790.80	39,790.80
11/21/2018	Invoice	1502	Verablue Caribbean Group, SRL	12/21/2018	17,523.00	17,523.00
11/30/2018	Invoice	1507	Verablue Caribbean Group, SRL	12/30/2018	599.50	599.50
11/30/2018	Invoice	1519	Verablue Caribbean Group, SRL	12/30/2018	9,092.16	9,092.16
12/07/2018	Invoice	1528	Verablue Caribbean Group, SRL	01/06/2019	7,608.13	7,608.13
12/14/2018	Invoice	1533	Verablue Caribbean Group, SRL	01/13/2019	64,569.70	64,569.70
12/14/2018	Invoice	1532	Verablue Caribbean Group, SRL	01/13/2019	86,112.70	86,112.70
12/21/2018	Invoice	1545	Verablue Caribbean Group, SRL	01/20/2019	57,267.09	57,267.09
12/21/2018	Invoice	1547	Verablue Caribbean Group, SRL	01/20/2019	125,035.42	125,035.42
12/31/2018	Invoice	1558	Verablue Caribbean Group, SRL	01/30/2019	3,267.71	3,267.71
02/04/2019	Credit Memo	1574	Verablue Caribbean Group, SRL	02/04/2019	-3,054.28	-3,054.28
01/18/2019	Invoice	1559	Verablue Caribbean Group, SRL	02/17/2019	256.64	256.64
01/25/2019	Invoice	1563	Verablue Caribbean Group, SRL	02/24/2019	650.00	650.00
02/27/2019	Credit Memo	1570	Verablue Caribbean Group, SRL	02/27/2019	-10,144.66	-10,144.66
02/27/2019	Credit Memo	1571	Verablue Caribbean Group, SRL	02/27/2019	-81.45	-81.45
03/15/2019	Invoice	1575	Verablue Caribbean Group, SRL	04/14/2019	310.20	310.20
05/31/2019	Credit Memo	1598	Verablue Caribbean Group, SRL	05/31/2019	-6,464.60	-6,464.60
05/31/2019	Credit Memo	1599	Verablue Caribbean Group, SRL	05/31/2019	-93.84	-93.84
06/05/2019	Credit Memo	1600	Verablue Caribbean Group, SRL	06/05/2019	-1,262.76	-1,262.76
08/14/2019	Credit Memo	1601	Verablue Caribbean Group, SRL	08/14/2019	-762.84	-762.84
TOTAL						$ 577,563.84

Cooltech Distribution LLC
A/R Aging Detail
As of March 8, 2020

Date	Transaction Type	Num	Customer	Due Date	Amount	Open Balance
03/23/2018	Invoice	4289	VERABLUE CARIBBEAN GROUP, SRL	04/22/2018	5,434.90	2,176.37
04/20/2018	Invoice	4352	VERABLUE CARIBBEAN GROUP, SRL	05/20/2018	8,469.38	1.00
05/31/2018	Invoice	4478	VERABLUE CARIBBEAN GROUP, SRL	06/30/2018	75.00	75.00
05/31/2018	Invoice	4479	VERABLUE CARIBBEAN GROUP, SRL	06/30/2018	75.00	75.00
07/17/2018	Invoice	4599	VERABLUE CARIBBEAN GROUP, SRL	08/01/2018	10,350.24	4,884.28
07/27/2018	Invoice	4624	VERABLUE CARIBBEAN GROUP, SRL	08/26/2018	2.00	2.00
07/27/2018	Invoice	4623	VERABLUE CARIBBEAN GROUP, SRL	08/26/2018	1,362.63	1,362.63
07/27/2018	Invoice	4622	VERABLUE CARIBBEAN GROUP, SRL	08/26/2018	4,081.08	4,081.08
07/31/2018	Invoice	4654	VERABLUE CARIBBEAN GROUP, SRL	08/30/2018	100.00	100.00
07/31/2018	Invoice	4652	VERABLUE CARIBBEAN GROUP, SRL	08/30/2018	150.00	150.00
07/31/2018	Invoice	4653	VERABLUE CARIBBEAN GROUP, SRL	08/30/2018	4,110.03	4,110.03
08/10/2018	Invoice	4673	VERABLUE CARIBBEAN GROUP, SRL	09/09/2018	2,050.90	2,050.90
08/24/2018	Invoice	4719	VERABLUE CARIBBEAN GROUP, SRL	09/23/2018	3,668.85	3,668.85
08/24/2018	Invoice	4717	VERABLUE CARIBBEAN GROUP, SRL	09/23/2018	13,305.30	13,305.30
08/31/2018	Invoice	4752	VERABLUE CARIBBEAN GROUP, SRL	09/30/2018	338.09	338.09
08/31/2018	Invoice	4739	VERABLUE CARIBBEAN GROUP, SRL	09/30/2018	737.70	737.70
09/14/2018	Invoice	4814	VERABLUE CARIBBEAN GROUP, SRL	10/14/2018	338.94	338.94
09/14/2018	Invoice	4801	VERABLUE CARIBBEAN GROUP, SRL	10/14/2018	4,000.00	4,000.00
09/14/2018	Invoice	4810	VERABLUE CARIBBEAN GROUP, SRL	10/14/2018	7,580.00	7,580.00
09/14/2018	Invoice	4807	VERABLUE CARIBBEAN GROUP, SRL	10/14/2018	15,073.56	15,073.56
09/21/2018	Invoice	4820	VERABLUE CARIBBEAN GROUP, SRL	10/21/2018	648.17	648.17
09/28/2018	Invoice	4866	VERABLUE CARIBBEAN GROUP, SRL	10/28/2018	33.00	33.00
09/28/2018	Invoice	4867	VERABLUE CARIBBEAN GROUP, SRL	10/28/2018	780.08	780.08
10/12/2018	Invoice	4910	VERABLUE CARIBBEAN GROUP, SRL	11/11/2018	1,228.32	1,228.32
10/12/2018	Invoice	4909	VERABLUE CARIBBEAN GROUP, SRL	11/11/2018	5,707.38	5,707.38
10/19/2018	Invoice	4939	VERABLUE CARIBBEAN GROUP, SRL	11/18/2018	140.00	140.00
10/19/2018	Invoice	4938	VERABLUE CARIBBEAN GROUP, SRL	11/18/2018	191.50	191.50
10/19/2018	Invoice	4943	VERABLUE CARIBBEAN GROUP, SRL	11/18/2018	889.32	889.32
10/19/2018	Invoice	4944	VERABLUE CARIBBEAN GROUP, SRL	11/18/2018	5,404.50	5,404.50
10/23/2018	Invoice	4948	VERABLUE CARIBBEAN GROUP, SRL	11/22/2018	952.47	952.47
10/26/2018	Invoice	4952	VERABLUE CARIBBEAN GROUP, SRL	11/25/2018	4,796.80	4,796.80
10/26/2018	Invoice	4953	VERABLUE CARIBBEAN GROUP, SRL	11/25/2018	9,199.70	9,199.70
10/31/2018	Invoice	5020	VERABLUE CARIBBEAN GROUP, SRL	11/30/2018	216.67	216.67
11/02/2018	Invoice	5006	VERABLUE CARIBBEAN GROUP, SRL	12/02/2018	1,958.77	1,958.77
11/02/2018	Invoice	5009	VERABLUE CARIBBEAN GROUP, SRL	12/02/2018	1,975.98	1,975.98
11/02/2018	Invoice	5008	VERABLUE CARIBBEAN GROUP, SRL	12/02/2018	3,423.60	3,423.60

11/02/2018	Invoice	5007	VERABLUE CARIBBEAN GROUP, SRL	12/02/2018	5,894.60	5,894.60
11/09/2018	Invoice	5035	VERABLUE CARIBBEAN GROUP, SRL	12/09/2018	456.00	456.00
11/09/2018	Invoice	5033	VERABLUE CARIBBEAN GROUP, SRL	12/09/2018	735.44	735.44
11/09/2018	Invoice	5036	VERABLUE CARIBBEAN GROUP, SRL	12/09/2018	2,470.23	2,470.23
11/09/2018	Invoice	5034	VERABLUE CARIBBEAN GROUP, SRL	12/09/2018	8,139.92	8,139.92
11/09/2018	Invoice	5032	VERABLUE CARIBBEAN GROUP, SRL	12/09/2018	10,797.70	10,797.70
11/16/2018	Invoice	5107	VERABLUE CARIBBEAN GROUP, SRL	12/16/2018	200.00	200.00
11/16/2018	Invoice	5108	VERABLUE CARIBBEAN GROUP, SRL	12/16/2018	607.80	607.80
11/16/2018	Invoice	5111	VERABLUE CARIBBEAN GROUP, SRL	12/16/2018	792.00	792.00
11/16/2018	Invoice	5110	VERABLUE CARIBBEAN GROUP, SRL	12/16/2018	1,046.00	1,046.00
11/16/2018	Invoice	5109	VERABLUE CARIBBEAN GROUP, SRL	12/16/2018	6,261.99	6,261.99
12/02/2018	Invoice	5403	VERABLUE CARIBBEAN GROUP, SRL	12/17/2018	371.00	371.00
11/21/2018	Invoice	5132	VERABLUE CARIBBEAN GROUP, SRL	12/21/2018	176.40	176.40
11/21/2018	Invoice	5133	VERABLUE CARIBBEAN GROUP, SRL	12/21/2018	1,772.00	1,772.00
12/10/2018	Invoice	5402	VERABLUE CARIBBEAN GROUP, SRL	12/25/2018	275.00	275.00
11/27/2018	Invoice	5157	VERABLUE CARIBBEAN GROUP, SRL	12/27/2018	275.00	275.00
11/27/2018	Invoice	5156	VERABLUE CARIBBEAN GROUP, SRL	12/27/2018	632.00	632.00
11/27/2018	Invoice	5144	VERABLUE CARIBBEAN GROUP, SRL	12/27/2018	828.95	828.95
11/30/2018	Invoice	5171	VERABLUE CARIBBEAN GROUP, SRL	12/30/2018	737.10	737.10
11/30/2018	Invoice	5172	VERABLUE CARIBBEAN GROUP, SRL	12/30/2018	737.10	737.10
11/30/2018	Invoice	5175	VERABLUE CARIBBEAN GROUP, SRL	12/30/2018	1,610.00	1,610.00
11/30/2018	Invoice	5174	VERABLUE CARIBBEAN GROUP, SRL	12/30/2018	1,857.17	1,857.17
11/30/2018	Invoice	5173	VERABLUE CARIBBEAN GROUP, SRL	12/30/2018	1,986.66	1,986.66
12/17/2018	Invoice	5401	VERABLUE CARIBBEAN GROUP, SRL	01/01/2019	503.00	503.00
12/07/2018	Invoice	5209	VERABLUE CARIBBEAN GROUP, SRL	01/06/2019	1,052.00	1,052.00
12/07/2018	Invoice	5208	VERABLUE CARIBBEAN GROUP, SRL	01/06/2019	2,678.00	2,678.00
12/26/2018	Invoice	5431	VERABLUE CARIBBEAN GROUP, SRL	01/10/2019	1,208.71	1,208.71
12/14/2018	Invoice	5368	VERABLUE CARIBBEAN GROUP, SRL	01/13/2019	633.80	633.80
12/14/2018	Invoice	5370	VERABLUE CARIBBEAN GROUP, SRL	01/13/2019	662.00	662.00
12/14/2018	Invoice	5367	VERABLUE CARIBBEAN GROUP, SRL	01/13/2019	833.30	833.30
12/14/2018	Invoice	5371	VERABLUE CARIBBEAN GROUP, SRL	01/13/2019	2,622.00	2,622.00
12/14/2018	Invoice	5369	VERABLUE CARIBBEAN GROUP, SRL	01/13/2019	2,685.00	2,685.00
12/21/2018	Invoice	5421	VERABLUE CARIBBEAN GROUP, SRL	01/20/2019	600.00	600.00
12/21/2018	Invoice	5422	VERABLUE CARIBBEAN GROUP, SRL	01/20/2019	671.60	671.60
12/21/2018	Invoice	5420	VERABLUE CARIBBEAN GROUP, SRL	01/20/2019	2,006.50	2,006.50
12/21/2018	Invoice	5419	VERABLUE CARIBBEAN GROUP, SRL	01/20/2019	2,646.58	2,646.58
01/18/2019	Invoice	5536	VERABLUE CARIBBEAN GROUP, SRL	02/17/2019	38.20	38.20
01/18/2019	Invoice	5532	VERABLUE CARIBBEAN GROUP, SRL	02/17/2019	144.00	144.00
01/18/2019	Invoice	5537	VERABLUE CARIBBEAN GROUP, SRL	02/17/2019	144.00	144.00
01/18/2019	Invoice	5535	VERABLUE CARIBBEAN GROUP, SRL	02/17/2019	266.00	266.00
01/18/2019	Invoice	5533	VERABLUE CARIBBEAN GROUP, SRL	02/17/2019	1,433.34	1,433.34
01/18/2019	Invoice	5534	VERABLUE CARIBBEAN GROUP, SRL	02/17/2019	3,445.00	3,445.00
01/25/2019	Invoice	5557	VERABLUE CARIBBEAN GROUP, SRL	02/24/2019	587.50	587.50

01/25/2019	Invoice	5554	VERABLUE CARIBBEAN GROUP, SRL	02/24/2019	847.20	847.20
01/25/2019	Invoice	5558	VERABLUE CARIBBEAN GROUP, SRL	02/24/2019	1,610.00	1,610.00
01/25/2019	Invoice	5556	VERABLUE CARIBBEAN GROUP, SRL	02/24/2019	2,247.60	2,247.60
01/25/2019	Invoice	5555	VERABLUE CARIBBEAN GROUP, SRL	02/24/2019	2,719.00	2,719.00
01/25/2019	Invoice	5553	VERABLUE CARIBBEAN GROUP, SRL	02/24/2019	3,996.00	3,996.00
02/11/2019	Invoice	5632	VERABLUE CARIBBEAN GROUP, SRL	02/26/2019	447.50	447.50
02/01/2019	Invoice	5539	VERABLUE CARIBBEAN GROUP, SRL	03/03/2019	94.02	94.02
02/22/2019	Invoice	5722	VERABLUE CARIBBEAN GROUP, SRL	03/09/2019	487.25	487.25
02/08/2019	Invoice	5628	VERABLUE CARIBBEAN GROUP, SRL	03/10/2019	994.00	994.00
02/08/2019	Invoice	5627	VERABLUE CARIBBEAN GROUP, SRL	03/10/2019	1,207.20	1,207.20
02/08/2019	Invoice	5626	VERABLUE CARIBBEAN GROUP, SRL	03/10/2019	2,758.90	2,758.90
02/08/2019	Invoice	5625	VERABLUE CARIBBEAN GROUP, SRL	03/10/2019	9,285.65	9,285.65
02/15/2019	Invoice	5694	VERABLUE CARIBBEAN GROUP, SRL	03/17/2019	176.40	176.40
02/15/2019	Invoice	5700	VERABLUE CARIBBEAN GROUP, SRL	03/17/2019	329.60	329.60
02/15/2019	Invoice	5699	VERABLUE CARIBBEAN GROUP, SRL	03/17/2019	442.04	442.04
02/15/2019	Invoice	5695	VERABLUE CARIBBEAN GROUP, SRL	03/17/2019	720.00	720.00
02/15/2019	Invoice	5698	VERABLUE CARIBBEAN GROUP, SRL	03/17/2019	921.83	921.83
02/15/2019	Invoice	5696	VERABLUE CARIBBEAN GROUP, SRL	03/17/2019	926.94	926.94
02/15/2019	Invoice	5701	VERABLUE CARIBBEAN GROUP, SRL	03/17/2019	2,118.50	2,118.50
02/15/2019	Invoice	5697	VERABLUE CARIBBEAN GROUP, SRL	03/17/2019	2,512.89	2,512.89
03/07/2019	Invoice	5809	VERABLUE CARIBBEAN GROUP, SRL	03/22/2019	275.00	275.00
03/07/2019	Invoice	5810	VERABLUE CARIBBEAN GROUP, SRL	03/22/2019	590.75	590.75
03/08/2019	Invoice	5815	VERABLUE CARIBBEAN GROUP, SRL	03/23/2019	311.00	311.00
03/12/2019	Invoice	5821	VERABLUE CARIBBEAN GROUP, SRL	03/27/2019	567.50	567.50
03/01/2019	Invoice	5792	VERABLUE CARIBBEAN GROUP, SRL	03/31/2019	561.60	561.60
03/01/2019	Invoice	5776	VERABLUE CARIBBEAN GROUP, SRL	03/31/2019	807.50	807.50
03/01/2019	Invoice	5777	VERABLUE CARIBBEAN GROUP, SRL	03/31/2019	2,123.40	2,123.40
03/01/2019	Invoice	5778	VERABLUE CARIBBEAN GROUP, SRL	03/31/2019	10,049.30	10,049.30
03/18/2019	Invoice	5865	VERABLUE CARIBBEAN GROUP, SRL	04/02/2019	280.30	280.30
03/15/2019	Invoice	5856	VERABLUE CARIBBEAN GROUP, SRL	04/14/2019	441.40	441.40
03/15/2019	Invoice	5855	VERABLUE CARIBBEAN GROUP, SRL	04/14/2019	768.99	768.99
03/30/2019	Invoice	5948	VERABLUE CARIBBEAN GROUP, SRL	04/14/2019	894.55	894.55
03/29/2019	Invoice	5930	VERABLUE CARIBBEAN GROUP, SRL	04/28/2019	114.66	114.66
03/29/2019	Invoice	5931	VERABLUE CARIBBEAN GROUP, SRL	04/28/2019	217.40	217.40
03/29/2019	Invoice	5933	VERABLUE CARIBBEAN GROUP, SRL	04/28/2019	1,610.00	1,610.00
03/29/2019	Invoice	5932	VERABLUE CARIBBEAN GROUP, SRL	04/28/2019	2,404.80	2,404.80
03/29/2019	Invoice	5947	VERABLUE CARIBBEAN GROUP, SRL	04/28/2019	2,704.60	2,704.60
03/29/2019	Invoice	5934	VERABLUE CARIBBEAN GROUP, SRL	04/28/2019	2,924.80	2,924.80
03/29/2019	Invoice	5929	VERABLUE CARIBBEAN GROUP, SRL	04/28/2019	3,280.58	3,280.58
04/15/2019	Invoice	6040	VERABLUE CARIBBEAN GROUP, SRL	04/30/2019	378.00	378.00
04/15/2019	Invoice	6039	VERABLUE CARIBBEAN GROUP, SRL	04/30/2019	520.00	520.00
04/05/2019	Invoice	5974	VERABLUE CARIBBEAN GROUP, SRL	05/05/2019	370.50	370.50
04/05/2019	Invoice	5976	VERABLUE CARIBBEAN GROUP, SRL	05/05/2019	784.80	784.80

04/05/2019	Invoice	5975	VERABLUE CARIBBEAN GROUP, SRL	05/05/2019	3,091.69	3,091.69
05/06/2019	Credit Memo	6222	VERABLUE CARIBBEAN GROUP, SRL	05/06/2019	-35.58	-35.58
05/07/2019	Invoice	6115	VERABLUE CARIBBEAN GROUP, SRL	05/22/2019	889.70	889.70
04/25/2019	Invoice	6076	VERABLUE CARIBBEAN GROUP, SRL	05/25/2019	28.24	28.24
04/25/2019	Invoice	6075	VERABLUE CARIBBEAN GROUP, SRL	05/25/2019	725.60	725.60
04/25/2019	Invoice	6073	VERABLUE CARIBBEAN GROUP, SRL	05/25/2019	848.50	848.50
04/25/2019	Invoice	6074	VERABLUE CARIBBEAN GROUP, SRL	05/25/2019	888.22	888.22
04/25/2019	Invoice	6072	VERABLUE CARIBBEAN GROUP, SRL	05/25/2019	891.60	891.60
04/25/2019	Invoice	6077	VERABLUE CARIBBEAN GROUP, SRL	05/25/2019	1,481.80	1,481.80
05/13/2019	Invoice	6148	VERABLUE CARIBBEAN GROUP, SRL	05/28/2019	1,206.93	1,206.93
05/28/2019	Credit Memo	6189	VERABLUE CARIBBEAN GROUP, SRL	05/28/2019	-293.37	-293.37
05/28/2019	Credit Memo	6191	VERABLUE CARIBBEAN GROUP, SRL	05/28/2019	-75.98	-75.98
05/28/2019	Credit Memo	6190	VERABLUE CARIBBEAN GROUP, SRL	05/28/2019	-63.88	-63.88
05/31/2019	Credit Memo	6225	VERABLUE CARIBBEAN GROUP, SRL	05/31/2019	-362.00	-362.00
05/31/2019	Credit Memo	6217	VERABLUE CARIBBEAN GROUP, SRL	05/31/2019	-303.00	-303.00
05/31/2019	Credit Memo	6224	VERABLUE CARIBBEAN GROUP, SRL	05/31/2019	-209.70	-209.70
05/31/2019	Credit Memo	6227	VERABLUE CARIBBEAN GROUP, SRL	05/31/2019	-84.00	-84.00
05/31/2019	Credit Memo	6223	VERABLUE CARIBBEAN GROUP, SRL	05/31/2019	-57.81	-57.81
05/31/2019	Credit Memo	6219	VERABLUE CARIBBEAN GROUP, SRL	05/31/2019	-12.57	-12.57
05/31/2019	Credit Memo	6226	VERABLUE CARIBBEAN GROUP, SRL	05/31/2019	-12.00	-12.00
06/03/2019	Deposit		VERABLUE CARIBBEAN GROUP, SRL	06/03/2019	-1,231.80	-1,231.80
05/21/2019	Invoice	6167	VERABLUE CARIBBEAN GROUP, SRL	06/05/2019	1,173.83	1,173.83
05/09/2019	Invoice	6132	VERABLUE CARIBBEAN GROUP, SRL	06/08/2019	480.64	480.64
05/09/2019	Invoice	6133	VERABLUE CARIBBEAN GROUP, SRL	06/08/2019	807.50	807.50
05/09/2019	Invoice	6134	VERABLUE CARIBBEAN GROUP, SRL	06/08/2019	1,213.58	1,213.58
05/09/2019	Invoice	6135	VERABLUE CARIBBEAN GROUP, SRL	06/08/2019	1,437.10	1,437.10
05/09/2019	Invoice	6131	VERABLUE CARIBBEAN GROUP, SRL	06/08/2019	3,590.60	3,590.60
05/16/2019	Invoice	6163	VERABLUE CARIBBEAN GROUP, SRL	06/15/2019	166.30	166.30
05/16/2019	Invoice	6165	VERABLUE CARIBBEAN GROUP, SRL	06/15/2019	1,610.00	1,610.00
05/16/2019	Invoice	6164	VERABLUE CARIBBEAN GROUP, SRL	06/15/2019	7,584.69	7,584.69
06/01/2019	Invoice	6253	VERABLUE CARIBBEAN GROUP, SRL	06/16/2019	911.14	911.14
05/31/2019	Invoice	6197	VERABLUE CARIBBEAN GROUP, SRL	06/30/2019	50.00	50.00
06/30/2019	Credit Memo	6309	VERABLUE CARIBBEAN GROUP, SRL	06/30/2019	-809.00	-809.00
06/30/2019	Credit Memo	6315	VERABLUE CARIBBEAN GROUP, SRL	06/30/2019	-639.99	-639.99
06/30/2019	Credit Memo	6306	VERABLUE CARIBBEAN GROUP, SRL	06/30/2019	-244.00	-244.00
06/30/2019	Credit Memo	6303	VERABLUE CARIBBEAN GROUP, SRL	06/30/2019	-212.90	-212.90
06/30/2019	Credit Memo	6297	VERABLUE CARIBBEAN GROUP, SRL	06/30/2019	-87.51	-87.51
06/30/2019	Credit Memo	6302	VERABLUE CARIBBEAN GROUP, SRL	06/30/2019	-66.51	-66.51
06/30/2019	Credit Memo	6300	VERABLUE CARIBBEAN GROUP, SRL	06/30/2019	-48.00	-48.00
06/30/2019	Credit Memo	6299	VERABLUE CARIBBEAN GROUP, SRL	06/30/2019	-38.60	-38.60
06/30/2019	Credit Memo	6301	VERABLUE CARIBBEAN GROUP, SRL	06/30/2019	-30.00	-30.00
06/30/2019	Credit Memo	6298	VERABLUE CARIBBEAN GROUP, SRL	06/30/2019	-14.71	-14.71
06/30/2019	Credit Memo	6305	VERABLUE CARIBBEAN GROUP, SRL	06/30/2019	-12.19	-12.19

06/18/2019	Invoice	6261	VERABLUE CARIBBEAN GROUP, SRL	07/03/2019	1,757.34	1,757.34
06/26/2019	Invoice	6290	VERABLUE CARIBBEAN GROUP, SRL	07/11/2019	1,142.77	1,142.77
06/12/2019	Invoice	6248	VERABLUE CARIBBEAN GROUP, SRL	07/12/2019	216.00	216.00
06/12/2019	Invoice	6246	VERABLUE CARIBBEAN GROUP, SRL	07/12/2019	247.00	247.00
06/12/2019	Invoice	6244	VERABLUE CARIBBEAN GROUP, SRL	07/12/2019	693.60	693.60
06/12/2019	Invoice	6245	VERABLUE CARIBBEAN GROUP, SRL	07/12/2019	1,231.80	1,231.80
06/12/2019	Invoice	6247	VERABLUE CARIBBEAN GROUP, SRL	07/12/2019	1,824.64	1,824.64
06/12/2019	Invoice	6243	VERABLUE CARIBBEAN GROUP, SRL	07/12/2019	10,688.60	10,688.60
06/12/2019	Invoice	6242	VERABLUE CARIBBEAN GROUP, SRL	07/12/2019	36,074.22	36,074.22
06/26/2019	Invoice	6291	VERABLUE CARIBBEAN GROUP, SRL	07/12/2019	466.70	466.70
06/20/2019	Invoice	6273	VERABLUE CARIBBEAN GROUP, SRL	07/20/2019	284.30	284.30
06/20/2019	Invoice	6272	VERABLUE CARIBBEAN GROUP, SRL	07/20/2019	1,217.70	1,217.70
06/25/2019	Invoice	6284	VERABLUE CARIBBEAN GROUP, SRL	07/25/2019	195.90	195.90
07/15/2019	Invoice	6344	VERABLUE CARIBBEAN GROUP, SRL	07/30/2019	618.00	618.00
07/31/2019	Credit Memo	6405	VERABLUE CARIBBEAN GROUP, SRL	07/31/2019	-225.00	-225.00
07/23/2019	Invoice	6365	VERABLUE CARIBBEAN GROUP, SRL	08/07/2019	813.00	813.00
08/08/2019	Invoice	6446	VERABLUE CARIBBEAN GROUP, SRL	08/08/2019	523.50	523.50
07/11/2019	Invoice	6336	VERABLUE CARIBBEAN GROUP, SRL	08/10/2019	644.40	644.40
07/11/2019	Invoice	6338	VERABLUE CARIBBEAN GROUP, SRL	08/10/2019	1,389.50	1,389.50
07/11/2019	Invoice	6337	VERABLUE CARIBBEAN GROUP, SRL	08/10/2019	6,691.27	6,691.27
07/26/2019	Invoice	6369	VERABLUE CARIBBEAN GROUP, SRL	08/10/2019	538.20	538.20
07/18/2019	Invoice	6363	VERABLUE CARIBBEAN GROUP, SRL	08/17/2019	30.00	30.00
07/18/2019	Invoice	6352	VERABLUE CARIBBEAN GROUP, SRL	08/17/2019	37.64	37.64
07/18/2019	Invoice	6351	VERABLUE CARIBBEAN GROUP, SRL	08/17/2019	960.35	960.35
07/18/2019	Invoice	6350	VERABLUE CARIBBEAN GROUP, SRL	08/17/2019	1,288.80	1,288.80
07/26/2019	Invoice	6374	VERABLUE CARIBBEAN GROUP, SRL	08/25/2019	205.75	205.75
07/26/2019	Invoice	6373	VERABLUE CARIBBEAN GROUP, SRL	08/25/2019	3,304.38	3,304.38
08/26/2019	Credit Memo	6529	VERABLUE CARIBBEAN GROUP, SRL	08/26/2019	-1,500.00	-1,500.00
08/12/2019	Invoice	6475	VERABLUE CARIBBEAN GROUP, SRL	08/27/2019	897.50	897.50
08/31/2019	Credit Memo	6592	VERABLUE CARIBBEAN GROUP, SRL	08/31/2019	-665.49	-665.49
08/05/2019	Invoice	6433	VERABLUE CARIBBEAN GROUP, SRL	09/04/2019	2,508.78	2,508.78
08/05/2019	Invoice	6432	VERABLUE CARIBBEAN GROUP, SRL	09/04/2019	13,053.06	13,053.06
08/08/2019	Invoice	6472	VERABLUE CARIBBEAN GROUP, SRL	09/07/2019	217.40	217.40
08/08/2019	Invoice	6470	VERABLUE CARIBBEAN GROUP, SRL	09/07/2019	291.10	291.10
08/08/2019	Invoice	6471	VERABLUE CARIBBEAN GROUP, SRL	09/07/2019	1,946.40	1,946.40
08/26/2019	Invoice	6632	VERABLUE CARIBBEAN GROUP, SRL	09/10/2019	1,126.90	1,126.90
08/30/2019	Invoice	6631	VERABLUE CARIBBEAN GROUP, SRL	09/14/2019	983.90	983.90
08/21/2019	Invoice	6507	VERABLUE CARIBBEAN GROUP, SRL	09/20/2019	451.17	451.17
08/21/2019	Invoice	6508	VERABLUE CARIBBEAN GROUP, SRL	09/20/2019	1,173.90	1,173.90
08/21/2019	Invoice	6506	VERABLUE CARIBBEAN GROUP, SRL	09/20/2019	2,693.75	2,693.75
09/10/2019	Invoice	6643	VERABLUE CARIBBEAN GROUP, SRL	09/25/2019	675.60	675.60
08/29/2019	Invoice	6562	VERABLUE CARIBBEAN GROUP, SRL	09/28/2019	2,432.00	2,432.00
08/29/2019	Invoice	6561	VERABLUE CARIBBEAN GROUP, SRL	09/28/2019	4,601.85	4,601.85

08/29/2019	Invoice	6563	VERABLUE CARIBBEAN GROUP, SRL	09/28/2019	4,988.45	4,988.45
09/30/2019	Credit Memo	6748	VERABLUE CARIBBEAN GROUP, SRL	09/30/2019	-719.97	-719.97
09/05/2019	Invoice	6602	VERABLUE CARIBBEAN GROUP, SRL	10/05/2019	164.60	164.60
09/05/2019	Invoice	6603	VERABLUE CARIBBEAN GROUP, SRL	10/05/2019	2,664.02	2,664.02
09/05/2019	Invoice	6601	VERABLUE CARIBBEAN GROUP, SRL	10/05/2019	3,840.00	3,840.00
09/12/2019	Invoice	6667	VERABLUE CARIBBEAN GROUP, SRL	10/12/2019	4,087.40	4,087.40
09/27/2019	Invoice	6734	VERABLUE CARIBBEAN GROUP, SRL	10/12/2019	1,343.50	1,343.50
10/15/2019	Credit Memo	6799	VERABLUE CARIBBEAN GROUP, SRL	10/15/2019	-1,755.03	-1,755.03
09/18/2019	Invoice	6679	VERABLUE CARIBBEAN GROUP, SRL	10/18/2019	455.80	455.80
09/18/2019	Invoice	6678	VERABLUE CARIBBEAN GROUP, SRL	10/18/2019	3,089.42	3,089.42
09/18/2019	Invoice	6680	VERABLUE CARIBBEAN GROUP, SRL	10/18/2019	26,124.23	26,124.23
09/30/2019	Invoice	6750	VERABLUE CARIBBEAN GROUP, SRL	10/30/2019	7,572.80	7,572.80
10/31/2019	Credit Memo	6859	VERABLUE CARIBBEAN GROUP, SRL	10/31/2019	-133.69	-133.69
10/03/2019	Invoice	6762	VERABLUE CARIBBEAN GROUP, SRL	11/02/2019	1,089.00	1,089.00
10/03/2019	Invoice	6763	VERABLUE CARIBBEAN GROUP, SRL	11/02/2019	1,188.10	1,188.10
10/03/2019	Invoice	6761	VERABLUE CARIBBEAN GROUP, SRL	11/02/2019	2,009.50	2,009.50
10/10/2019	Invoice	6792	VERABLUE CARIBBEAN GROUP, SRL	11/09/2019	644.40	644.40
10/10/2019	Invoice	6793	VERABLUE CARIBBEAN GROUP, SRL	11/09/2019	2,196.42	2,196.42
11/01/2019	Invoice	7389	VERABLUE CARIBBEAN GROUP, SRL	11/16/2019	704.00	704.00
10/22/2019	Invoice	6832	VERABLUE CARIBBEAN GROUP, SRL	11/21/2019	451.08	451.08
10/22/2019	Invoice	6833	VERABLUE CARIBBEAN GROUP, SRL	11/21/2019	1,334.45	1,334.45
11/30/2019	Credit Memo	7053	VERABLUE CARIBBEAN GROUP, SRL	11/30/2019	-186.60	-186.60
12/04/2019	Credit Memo	7390	VERABLUE CARIBBEAN GROUP, SRL	12/04/2019	-138.00	-138.00
11/06/2019	Invoice	6866	VERABLUE CARIBBEAN GROUP, SRL	12/06/2019	1,709.80	1,709.80
11/06/2019	Invoice	6867	VERABLUE CARIBBEAN GROUP, SRL	12/06/2019	3,676.65	3,676.65
11/13/2019	Invoice	6929	VERABLUE CARIBBEAN GROUP, SRL	12/13/2019	869.60	869.60
11/18/2019	Invoice	6984	VERABLUE CARIBBEAN GROUP, SRL	12/18/2019	6,184.20	6,184.20
12/31/2019	Credit Memo	7486	VERABLUE CARIBBEAN GROUP, SRL	12/31/2019	-481.43	-481.43
12/04/2019	Invoice	7088	VERABLUE CARIBBEAN GROUP, SRL	01/03/2020	366.10	366.10
12/04/2019	Invoice	7090	VERABLUE CARIBBEAN GROUP, SRL	01/03/2020	739.50	739.50
12/04/2019	Invoice	7089	VERABLUE CARIBBEAN GROUP, SRL	01/03/2020	3,598.00	3,598.00
12/04/2019	Invoice	7091	VERABLUE CARIBBEAN GROUP, SRL	01/03/2020	15,132.30	15,132.30
12/18/2019	Invoice	7315	VERABLUE CARIBBEAN GROUP, SRL	01/17/2020	698.37	698.37
12/18/2019	Invoice	7316	VERABLUE CARIBBEAN GROUP, SRL	01/17/2020	1,181.52	1,181.52
12/27/2019	Invoice	7478	VERABLUE CARIBBEAN GROUP, SRL	01/26/2020	293.10	293.10
12/27/2019	Invoice	7477	VERABLUE CARIBBEAN GROUP, SRL	01/26/2020	380.70	380.70
12/27/2019	Invoice	7476	VERABLUE CARIBBEAN GROUP, SRL	01/26/2020	6,107.50	6,107.50
01/31/2020	Credit Memo	7747	VERABLUE CARIBBEAN GROUP, SRL	01/31/2020	-364.65	-364.65
01/10/2020	Invoice	7501	VERABLUE CARIBBEAN GROUP, SRL	02/09/2020	2,878.57	2,878.57
01/16/2020	Invoice	7509	VERABLUE CARIBBEAN GROUP, SRL	02/15/2020	155.74	155.74
01/16/2020	Invoice	7511	VERABLUE CARIBBEAN GROUP, SRL	02/15/2020	228.20	228.20
01/16/2020	Invoice	7507	VERABLUE CARIBBEAN GROUP, SRL	02/15/2020	445.32	445.32
01/16/2020	Invoice	7506	VERABLUE CARIBBEAN GROUP, SRL	02/15/2020	1,567.30	1,567.30

01/16/2020	Invoice	7510	VERABLUE CARIBBEAN GROUP, SRL	02/15/2020	3,793.76	3,793.76
01/16/2020	Invoice	7508	VERABLUE CARIBBEAN GROUP, SRL	02/15/2020	3,967.51	3,967.51
01/21/2020	Invoice	7514	VERABLUE CARIBBEAN GROUP, SRL	02/20/2020	155.10	155.10
02/29/2020	Credit Memo	7830	VERABLUE CARIBBEAN GROUP, SRL	02/29/2020	-218.04	-218.04
01/31/2020	Invoice	7669	VERABLUE CARIBBEAN GROUP, SRL	03/01/2020	306.68	306.68
01/31/2020	Invoice	7666	VERABLUE CARIBBEAN GROUP, SRL	03/01/2020	441.00	441.00
01/31/2020	Invoice	7668	VERABLUE CARIBBEAN GROUP, SRL	03/01/2020	3,313.75	3,313.75
01/31/2020	Invoice	7667	VERABLUE CARIBBEAN GROUP, SRL	03/01/2020	7,057.25	7,057.25
02/04/2020	Invoice	7675	VERABLUE CARIBBEAN GROUP, SRL	03/05/2020	223.34	223.34
02/04/2020	Invoice	7677	VERABLUE CARIBBEAN GROUP, SRL	03/05/2020	232.90	232.90
02/04/2020	Invoice	7676	VERABLUE CARIBBEAN GROUP, SRL	03/05/2020	1,050.30	1,050.30
02/20/2020	Invoice	7770	VERABLUE CARIBBEAN GROUP, SRL	03/21/2020	413.00	413.00
02/20/2020	Invoice	7771	VERABLUE CARIBBEAN GROUP, SRL	03/21/2020	2,800.80	2,800.80
02/20/2020	Invoice	7772	VERABLUE CARIBBEAN GROUP, SRL	03/21/2020	9,815.57	9,815.57
03/04/2020	Invoice	7840	VERABLUE CARIBBEAN GROUP, SRL	04/03/2020	947.10	947.10
03/04/2020	Invoice	7839	VERABLUE CARIBBEAN GROUP, SRL	04/03/2020	1,500.00	1,500.00
03/31/2020	Invoice	7935	VERABLUE CARIBBEAN GROUP, SRL	04/30/2020	10,607.80	10,607.80
						$ 523,670.36

15742 S/T Loan Receivable - Verablue Caribbean Group SRL- OneClick International LLC						$ 112,381.19

				Grand Total		$ 1,213,615.39